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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


                                                                   May ___, 1998


Turner Children Trust
c/o Cal Turner, Jr. and James Stephen Turner
104 Woodmont Boulevard, Suite 300
Nashville, TN 37205

Gentlemen:

     This will confirm that in connection with your plans to enter into a forward purchase contract with the Dollar General STRYPES Trust (the "Trust Contract") pursuant to which you may deliver to certain public investors certain shares of common stock of Dollar General Corporation (the "Company") whereupon such shares would be distributed in an orderly manner and in recognition of the intent of and the rights previously granted to you in a Registration Rights Agreement dated August 22, 1994 between the Company, you and your immediate beneficiaries (the "1994 Registration Rights Agreement"), the Company hereby covenants and agrees with you as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, par value $.50 per share, of the Company, as constituted as of the date of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Registration Expenses" means the expenses so described in Section 4 hereof.

          "Securities Act" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Trust" means the Turner Children Trust, of which Cal Turner, Jr. and James Stephen Turner are the co-trustees.



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          "Trust Shares" means the 22,769,899 shares of Common Stock, subject to further adjustment pursuant to the Articles of Incorporation, as amended, into which the 1,613,742 shares of Series A Convertible Junior Preferred Stock of the Company held by the Trust are convertible.

     2. Registration on Form S-3. At your request, the Board of Directors of the Company has approved the preparation and filing of one registration statement on Form S-3 under the Securities Act covering the number of Trust Shares which are the subject of your obligations under the Trust Contract. The Company agrees to use its best efforts to cause such registration statement to become effective in accordance with the registration procedures set forth in Section 3 hereof. You shall advise the Company of the number of Trust Shares to be registered and shall describe the plan of distribution of the Trust Shares. In the event the proposed offering contemplated by the Trust Contract is not consummated within 90 days of this Agreement, this Agreement and the obligations of the Company under this Agreement shall terminate and be of no force and effect thereafter.

     3. Registration Procedures. In connection with the Company's obligation to use its best efforts to effect the registration of any of the Trust Shares under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare (and afford counsel for the Trust reasonable opportunity to review and comment thereon) and file with the Commission a registration statement on Form S-3 with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the Trust reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with all material provisions of the Securities Act with respect to the distribution of all Trust Shares covered by such registration statement in accordance with the Trust's intended method of distribution set forth in such registration statement for such period;

          (c) furnish such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as may reasonably be required to facilitate the plan of distribution of the Trust Shares covered by such registration statement;





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          (d) use its best efforts to list, register or qualify the Trust Shares covered by such registration statement with the New York Stock Exchange and under the securities or blue sky laws of such jurisdictions as may reasonably be required to effect the plan of distribution set forth in the registration statement (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction); and

          (e) immediately notify the Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

For purposes of paragraphs (a) and (b) above, the period of distribution of Trust Shares shall be deemed to extend until the plan of distribution set forth in the registration statement is completed but no longer than three years after the effective date thereof.

     In connection with the registration hereunder, the Trust will furnish to the Company in writing such information with respect to itself and the proposed plan of distribution as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     4. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the Trust are herein called "Registration Expenses". The Trust will pay all Registration Expenses in connection with the registration statement filed and maintained pursuant to Sections 2 and 3 hereof.

     5. Indemnification. The Company will indemnify and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Trust or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement (including documents incorporated by reference therein) under which the Trust Shares were registered under the Securities Act pursuant to Section 2 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the



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Trust and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Trust or such controlling person in writing specifically for use in such registration statement or prospectus.

     The Trust will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, and each director of the Company against all losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person, officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which Trust Shares were registered under the Securities Act pursuant to Section 2 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such controlling person, officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Trust and its plan of distribution, as such, furnished in writing to the Company by the Trust specifically for use in such registration statement or prospectus.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action



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include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     6. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

          if to the Company, to it at:

                    Dollar General Corporation
                    104 Woodmont Boulevard, Suite 300
                    Nashville, Tennessee 37205
                    Attention: Corporate Secretary

          if to the Trust, to it at:

                    Turner Children Trust
                    c/o Cal Turner, Jr. and James Stephen Turner
                    104 Woodmont Boulevard, Suite 300
                    Nashville, Tennessee 37205



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     or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of the Trust) or to the Trust (in the case of the Company).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (d) Except as set forth herein, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by the Company and the Trust. This Agreement shall have no effect on the rights and obligations of the Company and the Trust set forth in the 1994 Registration Rights Agreement which shall remain in full force and effect.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                       Very truly yours,

                                       DOLLAR GENERAL CORPORATION



                                       By:      ________________________________
                                       Title:   ________________________________

AGREED TO AND ACCEPTED
as of the date first
above written.

TURNER CHILDREN TRUST



By:      _____________________________
Title:   _____________________________





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